UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: August 3, 2004)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 362-3600

ITEM 7 (c). EXHIBITS

99.1	Press Release dated August 3, 2004 (furnished pursuant to Item 12).
99.2	Supplemental Information (furnished pursuant to Item 12).

ITEM 9. REGULATION FD DISCLOSURE

On August 4, 2004, the Company reported the following in its second quarter 2004 earnings call.

The Company stated that it remains on track to achieve an unleveraged internal rate of return 1 on new life business of 12.5 percent by year-end 2004.

During the third quarter of 2004, the Company plans to roll out an extended no-lapse guarantee product built on an equity indexed chassis.

The Company reaffirmed 2004 operating earnings guidance of $4.00 to $4.10 per share and announced that the Company expects operating earnings to be at the higher end of that range.2

In addition, the Company indicated in response to a question that the issues it experienced with spread compression are behind it.

This Report on Form 8-K and the exhibits hereto contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in operations and financial results and the business and the products of the Company and its subsidiaries, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to

1 Based on statutory financial measures in accordance with insurance regulations applicable to the Company’s insurance subsidiaries.

2 Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, derivative related market value adjustments as well as the unpredictable nature of certain other unusual items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those of the Company’s subsidiaries by independent rating organizations which the Company believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.

There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Press Release and Supplemental Information

On August 3, 2004, the Company issued a press release reporting its financial results for the quarter ended June 30, 2004, which the Company is furnishing under this Item 12 as Exhibit 99.1, and posted on its website the supplemental information, which the Company is furnishing under this Item 12 as Exhibit 99.2. The press release reported, among other matters, the Company’s second quarter 2004 net income of $48.8 million and adjusted net operating income of $41.7 million.3

The Company views adjusted net operating income and adjusted net operating income per share, each a non-GAAP financial measure, as important indicators of financial performance. When presented with net income and net income per share, the combined presentation can enhance an investor’s understanding of the Company’s underlying profitability and normalized results of operations. These non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating the Company’s performance on a basis comparable to that used by security analysts.

First Quarter 2003 Earnings Call

On August 4, 2004, the Company held its second quarter 2004 earnings call.

The Company’s GAAP return on equity for the second quarter of 2004 was 13.3 percent. The Company reported that its operating return on equity was 12.1 for the second quarter of 2004.4

3 See Exhibit 99.1 for a reconciliation of adjusted net operating income to GAAP net income.

4 Management of the Company believes that calculating the Company’s annualized operating return on equity in this manner assists investors in evaluating the performance of the Company. See the next section for a reconciliation of operating return on equity to GAAP return on equity.

The Company’s unleveraged internal rate of return on new life business was 12.4 percent year to date, and the year-to-date unleveraged internal rate of return on new annuity business was 13.8 percent during the second quarter, compared to 10.8 percent in the first quarter of 2004.5

The Company reported that its new money rate during the second quarter was 5.67 percent, up from 5.32 percent for the first quarter.

In addition, the Company stated that its risk based capital level remained above 300 percent during the second quarter.

The Company’s dividend capacity (without obtaining regulatory approval) from its insurance subsidiaries in the second quarter of 2004 was approximately $50 million.

Reconciliation of Operating Return on Equity to GAAP Return on Equity

Reconciliation of Return on Equity on a
Non-GAAP Basis to GAAP Basis
($ in thousands)

For the Three Months Ended June 30, 2004

		Adjusted Net
		Operating
	Non-GAAP Basis	Income Items	GAAP Basis
Return:
Net income	$41,735	$7,041	$48,776
Multiply by 4 quarters	x 4		x 4

Annualized	$166,940		$195,104

		Accumulated
		Other
		Comprehensive
		Income Items
Average Equity:
Beginning balance	$1,361,585	$153,635	$1,515,220
Ending balance	1,401,824	22,240	1,424,064

	2,763,409		2,939,284
Divide by 2 to average	/2		/2

Average	$1,381,705		$1,469,642

Return on Equity	12.1%		13.3%

5 See explanation in note 2 above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda Urion
Melinda Urion
Executive Vice President, Chief Financial Officer & Treasurer

Dated: August 5, 2004

EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 3, 2004 (furnished pursuant to Item 12).
99.2	Supplemental Information (furnished pursuant to Item 12).